Exhibit 10.9(E)




ICC               460 Park Avenue
                  New York, NY 10022
                  Tel: (212) 521-1780
                  Fax: (212) 521-1949
Internet Address: jlo@iccchem.com

ICC INDUSTRIES INC.
John L. Oram
President

                                                         March 6, 2002


Pharmaceutical Formulations, Inc.
460 Plainfield Avenue
Edison, New Jersey 08818

Attention: James Ingram - President

Gentlemen:

The purpose of this letter is to confirm the various agreements between ICC Industries Inc., ("ICC") and Pharmaceutical Formulations, Inc., ("PFI") with regard to the loans made by ICC to PFI and amounts owed by PFI to ICC for product delivered.

ICC and PFI entered into a Term Loan and Security Agreement dated as of December 31, 2000 (the "agreement"), which covered loans which ICC made to PFI in the amount of $16,404,100 as of December 31, 2000. A copy of the Agreement is enclosed herewith. At the same time, PFI executed a Promissory Note in that amount, a copy of which is also enclosed.

It was agreed between ICC and PFI that ICC's security interest as reflected by a UCC 1 filing, which has been filed with the State of New Jersey and County of Middlesex (the "Security Interest"), would secure all loans under the Agreement.

Since that date, ICC has made further loans to PFI in the amount of $5,993,000, which as of December 21, 2001 brought ICC's loans to PFI to a total of $22,397,100. It was agreed between PFI and ICC that the Security Interest referred to above would also secure all such further loans.

In addition to the loans from ICC to PFI, ICC, as of December 21, 2001, was also owed the sum of $4,862,732 for product delivered to PFI and for other charges as agreed. Therefore, as of December 21, 2001, the total amount owed to ICC as a result of loans, product delivered and other charges was $27,259,832.

On December 21, 2001, ICC converted $15,000,000 of this debt to equity resulting in the issuance of 44,117,647 shares of PFI common stock to ICC, leaving a balance by PFI to ICC as of December 21, 2001 in the amount of $12,259,832. As of December 31, 2001, that balance owed by PFI to ICC was $12,559,832, comprised of $7,697,100 for loan amounts outstanding (the "December 31, 2001 Loan Amount") and $4,862,732 for other amounts due and owing (the "December 31, 2001 Other Amounts Due").

The December 31, 2001 Loan Amount and the December 31, 2001 Other Amounts Due shall bear interest at the same rate as set forth in the Agreement.

It has been agreed between ICC and PFI that the December 31, 2001 Loan Amount shall be repaid by PFI to ICC as follows:

         Date                                             Amount to be Repaid

         July 1, 2003                            $100,000 plus accrued interest
         August 1, 2003                          $100,000 plus accrued interest
         September 1, 2003                       $100,000 plus accrued interest
         October 1, 2003                         $100,000 plus accrued interest
         November 1, 2003                        $100,000 plus accrued interest
         December 1, 2003                        $100,000 plus accrued interest
         January 1, 2004                         $100,000 plus accrued interest
         February 1, 2004                        $100,000 plus accrued interest
         March 1, 2004                           $100,000 plus accrued interest
         April 1, 2004                           $100,000 plus accrued interest
         May 1, 2004                             $100,000 plus accrued interest
         June 1, 2004                            $100,000 plus accrued interest
         July 1, 2004                          $6,497,100 plus accrued interest

It has been agreed between ICC and PFI that the December 31, 2001 Other Amounts Due shall be paid in full, together with all accrued interest, on July 1, 2003.

It has also been agreed between ICC and PFI that all other terms and conditions of the Agreement shall apply to the December 31, 2001 Loan Amount, and any subsequent loans by ICC to PFI or amounts owed to ICC for product to delivered to PFI by ICC, including the fact that any such balance owed shall be secured by the Security Interest. At ICC=s request, PFI will execute any new term loan and security agreements, promissory notes or other documents reflecting this understanding.

Please sign and return a copy of this letter to confirm PFI's agreement with ICC regarding the foregoing.

                                                    Very truly yours,

                                                    ICC Industries Inc.


JLO/lmg                                              By: /s/ John L. Oram
                                                        --------------------
                                                        John L. Oram
                                                        President
The above agreement is confirmed and accepted

Pharmaceutical Formulations, Inc.


By: /s/ James C. Ingram
    --------------------
        James Ingram
        President